EXECUTION COPY

BEAR STEARNS ASSET BACKED SECURITIES, INC.,
as Depositor,

and

WILMINGTON TRUST COMPANY,
as Owner Trustee

TRUST AGREEMENT

Dated as of February 28, 2003

Home Equity Loan-Backed Certificates,
Series 2003-B

TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS	1

1.01	Definitions	1

1.02	Other Definitional Provisions	1

ARTICLE II	ORGANIZATION	2

2.01	Name	2

2.02	Office	2

2.03	Purposes and Powers	2

2.04	Appointment of Owner Trustee	3

2.05	Initial Capital Contribution of Trust Estate	3

2.06	Declaration of Trust	3

2.07	Title to Trust Property	4

2.08	Situs of Trust	4

2.09	Representations and Warranties of the Depositor	4

2.10	Payment of Trust Fees	5

2.11	Covenants and Restrictions on Conduct of Business	5

ARTICLE III	THE CERTIFICATES	6

3.01	Initial Ownership	6

3.02	The Initial Certificate	6

3.03	Authentication of Certificate	7

3.04	Registration of and Limitations on Transfer and Exchange of Certificate	7

3.05	Mutilated, Destroyed, Lost or Stolen Certificate	10

3.06	Persons Deemed Certificateholders	10

3.07	Maintenance of Office or Agency	10

3.08	Certificate Paying Agent	11

3.09	Access to List of Certificateholders' Names and Addresses	12

3.10	Rights of the Enhancer	12

3.11	Tax Treatment	12

3.12	Federal Income Tax Allocations	13

3.13	Cooperation	13

3.14	Subordination	13

ARTICLE IV	AUTHORITY AND DUTIES OF OWNER TRUSTEE	13

4.01	General Authority	13

4.02	General Duties	13

4.03	Action upon Instruction	14

4.04	No Duties Except as Specified under Specified Documents or in Instructions	14

4.05	Restrictions	15

4.06	Prior Notice to Certificateholders and the Enhancer with Respect to Certain Matters	15

4.07	Action by Certificateholders with Respect to Certain Matters	16

4.08	Action with Respect to Bankruptcy	16

4.09	Restrictions on Certificateholders' Power	17

4.10	Doing Business in Other Jurisdictions	17

4.11	Majority Control	17

4.12	Enhancer's Rights Regarding Actions, Proceedings or Investigations	17

ARTICLE V	APPLICATION OF TRUST ESTATE	19

5.01	Distributions	19

5.02	Method of Payment	19

5.03	Signature on Returns	20

5.04	Statements to Certificateholders	20

5.05	Tax Reporting; Tax Elections	20

ARTICLE VI	CONCERNING THE OWNER TRUSTEE	20

6.01	Acceptance of Trusts and Duties	20

6.02	Furnishing of Documents	22

6.03	Representations and Warranties	22

6.04	Reliance; Advice of Counsel	23

6.05	Not Acting in Individual Capacity	23

6.06	Owner Trustee Not Liable for Certificates or Related Documents	23

6.07	Owner Trustee May Own Certificates and Notes	24

ARTICLE VII	COMPENSATION OF OWNER TRUSTEE	24

7.01	Owner Trustee's Fees and Expense	24

7.02	Indemnification	24

ARTICLE VIII	TERMINATION OF TRUST AGREEMENT	25

8.01	Termination of Trust Agreement	25

ARTICLE IX	SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES	26

9.01	Eligibility Requirements for Owner Trustee	26

9.02	Replacement of Owner Trustee	26

9.03	Successor Owner Trustee	27

9.04	Merger or Consolidation of Owner Trustee	28

9.05	Appointment of Co-Trustee or Separate Trustee	28

ARTICLE X	MISCELLANEOUS	29

10.01	Amendments	29

10.02	No Legal Title to Trust Estate	30

10.03	Limitations on Rights of Others	30

10.04	Notices	31

10.05	Severability of Provisions	31

10.06	Counterparts	31

10.07	Successors and Assigns	31

10.08	No Petition	31

10.09	No Recourse	32

10.10	Headings	32

10.11	Governing Law	32

10.12	Integration	32

10.13	Certificates Nonassessable	32

10.14	Rights of Enhancer to Exercise Rights of Certificateholders	32

Exhibit A	Form of Certificate	A-1
Exhibit B	Certificate of Trust of Irwin Whole Loan Home Equity Trust 2003-B	B-1
Exhibit C	Form of Rule 144A Investment Representation	C-1
Exhibit D	Form of Investor Representation Letter	D-1
Exhibit E	Form of Transferor Representation Letter	E-1
Exhibit F	Certificate of Non-Foreign Status	F-1
Exhibit G	Form of ERISA Representation Letter	G-1
Exhibit H	Form of Representation Letter	H-1

           This Trust Agreement, dated as of February 28, 2003 (as amended from time to time, the "Agreement"), is between Bear Stearns Asset Backed Securities, Inc., a Delaware corporation, as Depositor (the "Depositor"), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Owner Trustee").

WlTNESSETH:

           In consideration of the mutual agreements herein contained, the Depositor and the Owner Trustee hereby agree as follows:

           WHEREAS, the Depositor and the Owner Trustee desire to form a Delaware statutory trust;

           NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

           1.01 Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the indenture dated as of February 28, 2003 (the "Indenture"), between Irwin Whole Loan Home Equity Trust 2003-B, as issuer, and Wells Fargo Bank Minnesota, National Association, as indenture trustee. All other capitalized terms used herein shall have the meanings specified herein. All references herein to "this Agreement" shall be references to this Agreement as defined in the preamble hereto.

           1.02 Other Definitional Provisions.

                               (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                               (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

                               (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; "or" includes "and/or"; and the term "including" and all variations thereof means "including without limitation".

                               (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                               (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

ORGANIZATION

           2.01 Name. The trust created hereby (the "Trust") shall be known as "Irwin Whole Loan Home Equity Trust 2003-B", in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

           2.02 Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office of the Owner Trustee or at such other address in Delaware as the Owner Trustee may designate by written notice to the Certificateholders, the Indenture Trustee and the Enhancer.

           2.03 Purposes and Powers. The purpose of the Trust is to engage in the following activities:

                               (a) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement and to sell the Notes and the Certificates;

                               (b) to purchase the Mortgage Loans and to pay the organizational, start-up and transactional expenses of the Trust;

                               (c) to assign, grant, transfer, pledge and convey the Mortgage Loans pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to Section 5.01 any portion of the Mortgage Loans released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

                               (d) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

                               (e) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including to accept additional contributions of equity that are not subject to the Lien of the Indenture; and

                               (f) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Certificateholders and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not (i) engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents while any Note is outstanding without the consent of the Indenture Trustee and the Enhancer or (ii) elect to be treated for federal income tax purposes as a corporation under Treasury Regulations Section 301.7701-3(c).

           2.04 Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all rights, powers and duties set forth herein.

           2.05 Initial Capital Contribution of Trust Estate. In consideration of the delivery by the Owner Trustee, on behalf of the Trust, of the Securities to the Depositor or its designee, upon the order of the Depositor, the Depositor, as of the Closing Date and concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and otherwise convey to the Trust, without recourse, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Trust Estate. The foregoing sale, transfer, assignment, set over and conveyance does not, and is not intended to, result in a creation or an assumption by the Trust of any obligation of the Depositor or any other Person in connection with the Trust Estate or under any agreement or instrument relating thereto, except as specifically set forth herein.

           The Owner Trustee, on behalf of the Trust, acknowledges the conveyance to the Trust by the Depositor, as of the Closing Date, of the Trust Estate, including all right, title and interest of the Depositor in and to the Trust Estate. Concurrently with such conveyance and in exchange therefor, the Trust has pledged the Trust Estate to the Indenture Trustee and has executed the Certificates and the Notes and caused them to be duly authenticated and delivered to or upon the order of the Depositor.

           2.06 Declaration of Trust. The Owner Trustee hereby declares that it shall hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Statute and that this Agreement constitute the governing instrument of such statutory trust. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Statute with respect to accomplishing the purposes of the Trust. Neither the Depositor nor any Certificateholder shall have any personal liability for any liability or obligation of the Trust, other than the indemnification obligation provided in Section 7.02 herein.

           2.07 Title to Trust Property. Legal title to the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee or a separate trustee, as the case may be.

           2.08 Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the States of Delaware, New York or Minnesota. The Trust shall not have any employees in any State other than Delaware; provided, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware or taking actions outside the State of Delaware in order to comply with Section 2.03. Payments will be received by the Trust only in Delaware, New York or Minnesota, and payments will be made by the Trust only from Delaware, New York or Minnesota. The only office of the Trust will be at the Corporate Trust Office of the Owner Trustee in Delaware.

           2.09 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee and the Enhancer that:

                               (a) The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

                               (b) The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Depositor and the ability of the Depositor to perform under this Agreement.

                               (c) The Depositor has full power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust as part of the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary corporate action.

                               (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any terms or provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

           2.10 Payment of Trust Fees. The Owner Trustee shall pay or cause to be paid out of the Trust Estate any fees and expenses of the Trust (other than the Owner Trustee's fees and expenses pursuant to Section 7.01).

           2.11 Covenants and Restrictions on Conduct of Business.

                               (a) The Trust shall abide by the following restrictions:

                                         (i) other than as contemplated by the Basic Documents and related documentation, the Trust shall not incur any indebtedness;

                                         (ii) other than as contemplated by the Basic Documents and related documentation, the Trust shall not engage in any dissolution, liquidation, consolidation, merger or sale of assets;

                                         (iii) the Trust shall not engage in any business activity in which it is not currently engaged other than as contemplated by the Basic Documents and related documentation; and

                                         (iv) the Trust shall not form, or cause to be formed, any subsidiaries and shall not own or acquire any asset other than as contemplated by the Basic Documents and related documentation.

                               (b) The Trust shall:

                                         (i) To the extent maintained, keep its books and records separate from any other person or entity;

                                         (ii) maintain its office and bank accounts separate from any other person or entity;

                                         (iii) not commingle its assets with those of any other person or entity;

                                         (iv) conduct its own business in its own name and use business forms under its own name and not that of any Certificateholder or any Affiliate;

                                         (v) other than as contemplated by Section 7.01, the Basic Documents and related documentation, pay its own liabilities and expenses only out of its own funds;

                                         (vi) observe all formalities required under the Statutory Trust Act;

                                         (vii) not guarantee or become obligated for the debts of any other person or entity;

                                         (viii) not hold out its credit as being available to satisfy the obligation of any other person or entity;

                                         (ix) not acquire the obligations or securities of its Certificateholders or its Affiliates;

                                         (x) other than as contemplated by the Basic Documents and related documentation, not make loans to any other person or entity or buy or hold evidence of indebtedness issued by any other person or entity;

                                         (xi) other than as contemplated by the Basic Documents and related documentation, not pledge its assets for the benefit of any other person or entity;

                                         (xii) hold itself out as a separate entity from each Certificateholder and not conduct any business in the name of any Certificateholder;

                                         (xiii) correct any known misunderstanding regarding its separate identity;

                                         (xiv) not identify itself as a division of any other person or entity; and

                                         (xv) except as required or specifically provided in the Trust Agreement, the Trust will conduct business with the Certificateholders or any Affiliate thereof on an arm's-length basis.

                               (c) So long as the Notes or any other amounts owed under the Indenture remain outstanding, the Trust shall not amend this Section 2.11 without the prior written consent of each Rating Agency and the Enhancer, in addition to the requirements under Section 10.01.

ARTICLE III

THE CERTIFICATES

           3.01 Initial Ownership. Upon the formation of the Trust and prior to the issuance of the Certificates, the Depositor shall be the sole Certificateholder of each Class of Certificates for all purposes of this Agreement.

           3.02 The Initial Certificate. The Certificates shall be issued in minimum denominations of a Percentage Interest of 5.0000% and integral multiples of 5.0000% in excess thereof.

           The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee and authenticated in the manner provided in Section 3.03. Any Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificate or did not hold such offices at the date of authentication and delivery of such Certificate. A Person or a transferee shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder, upon such Person's or transferee's acceptance of a Certificate duly registered in such Person's or transferee's name, pursuant to and upon satisfaction of the conditions set forth in Section 3.04.

           3.03 Authentication of Certificate. Concurrently with the acquisition of the Mortgage Loans by the Trust, the Owner Trustee or the Certificate Paying Agent shall cause the Certificates in an initial aggregate Percentage Interest of 100.00% to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further corporate action by the Depositor, in authorized denominations. No Certificate shall entitle its holder to any benefit under this Agreement or be valid for any purpose unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Certificate Paying Agent, by manual signature; and such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

           3.04 Registration of and Limitations on Transfer and Exchange of Certificate. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.07, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of the Certificates and transfers and exchanges of the Certificates as herein provided. The Indenture Trustee shall be the initial Certificate Registrar. If the Certificate Registrar resigns or is removed, the Owner Trustee shall appoint a successor Certificate Registrar.

           Subject to satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.08, the Owner Trustee shall execute, authenticate and deliver (or shall cause the Certificate Registrar as its authenticating agent to authenticate and deliver) in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount, dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.07.

           Each Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the related Certificateholders or such Certificateholders' attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

           No service charge shall be made for any registration of transfer or exchange of the Certificate, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate.

           Except as described below, each Certificateholder shall establish its non-foreign status by submitting to the Certificate Paying Agent an IRS Form W-9 and the Certificate of Non-Foreign Status (in substantially the form attached hereto as Exhibit F).

           A Certificate may be transferred to a Certificateholder unable to establish its non-foreign status as described in the preceding paragraph only if such Certificateholder provides an Opinion of Counsel to the Depositor, the Certificate Registrar and the Enhancer, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee, the Enhancer, the Certificate Registrar or the Depositor, satisfactory to the Owner Trustee and the Enhancer, that such transfer (i) will not affect the tax status of the Trust and (ii) will not adversely affect the interests of any Certificateholder, Noteholder or the Enhancer, including as a result of the imposition of any federal withholding taxes on the Trust (except to the extent that such withholding taxes would be payable solely from amounts otherwise distributable to the Certificates of the prospective transferee). If such transfer occurs and such foreign Certificateholder becomes subject to such federal withholding taxes, any such taxes will be withheld by the Indenture Trustee at the direction of the Tax Matters Person. Each Certificateholder unable to establish its non-foreign status shall submit to the Certificate Paying Agent a properly completed copy of the type of Form W-8 that the Certificate Paying Agent shall reasonably request and shall resubmit such form every three years or with such frequency as required by then-applicable regulations.

           No transfer, sale, pledge or other disposition of a Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with the Securities Act and such state laws. In the event of any such transfer, the Owner Trustee or the Certificate Registrar shall prior to such transfer require the transferee to execute (a) either (i) an investment letter in substantially the form attached hereto as Exhibit C (or in such form and substance reasonably satisfactory to the Certificate Registrar and the Depositor), which investment letters shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar or the Depositor, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act provided by Rule 144A or (ii) (A) a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Indenture Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Securities Act and such state laws, or is being made pursuant to the Securities Act and such state laws, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar or the Depositor and (B) the transferee executes a representation letter, substantially in the form of Exhibit D, and the transferor executes a representation letter, substantially in the form of Exhibit E, each acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor, certifying the facts surrounding such transfer, which representation letters shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar or the Depositor and (b) the Certificate of Non-Foreign Status substantially the form of Exhibit F, acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor, which certificate shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar or the Depositor. If such Certificateholder is unable to provide a Certificate of Non-Foreign Status, such Certificateholder must provide an Opinion of Counsel as described in the preceding paragraph. The Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

           No transfer of Certificates shall be made to any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to Section 406 of ERISA, Section 4975 of the Code or substantially similar rules under state, local or federal law ("Similar Law") (any of the foregoing, a "Plan"), any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "plan assets" within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. § 2510.3-101 ("Plan Assets") unless the Depositor, the Owner Trustee and the Certificate Registrar are provided with an Opinion of Counsel that establishes to the satisfaction of the Depositor, the Owner Trustee and the Certificate Registrar that the purchase and holding of the Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA, Section 4975 of the Code or Similar Law and will not subject the Depositor, the Owner Trustee or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or Similar Law) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Owner Trustee or the Certificate Registrar. In lieu of such Opinion of Counsel, a Plan, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with Plan Assets may provide a certification in the form of Exhibit G, upon which the Depositor, the Owner Trustee and the Certificate Registrar may rely without further inquiry or investigation. Neither an Opinion of Counsel nor a certification will be required in connection with the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor (in which case, the Depositor or such Affiliate shall have deemed to have represented that such Affiliate is not a Plan or a Person investing any Plan Assets), and the Owner Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Owner Trustee, shall be a written representation) from the Depositor of the status of such transferee as an Affiliate of the Depositor.

           In addition, no transfer of a Certificate shall be permitted, and no such transfer shall be registered by the Certificate Registrar or be effective hereunder, unless evidenced by an Opinion of Counsel that establishes that such transfer or the registration of such transfer would not cause the Trust or any portion thereof to be characterized as an association (or a publicly traded partnership) taxable as a corporation either by having more than 100 holders of the Certificates and the Non-Offered Subordinate Notes at any time during the taxable year of the Trust or otherwise, a corporation or a taxable mortgage pool for federal and relevant state income tax purposes.

           In addition, no transfer, sale, assignment, pledge or other disposition of a Certificate shall be made unless the proposed transferee executes a representation letter substantially in the form of Exhibit H, that (i) such transferee is acquiring the Certificate for its own behalf and is not acting as agent or custodian for any other Person or entity in connection with such acquisition, (ii) if such transferee is a partnership, grantor trust or S corporation for federal income tax purposes, the related Certificates represent not more than 50% of the assets of the partnership, grantor trust or S corporation, (iii) such transferee agrees to be bound by the Trust Agreement, and (iv) such transferee will not (x) incur indebtedness secured by the Certificates where payments on such indebtedness bear a relationship to payments on the Mortgage Loans within the meaning of Treasury Regulations Section 301.7701(i)-1(f) or (y) use a partnership, trust or other entity to indirectly achieve the result described in clause (x).

           3.05 Mutilated, Destroyed, Lost or Stolen Certificate. If (i) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them and the Issuer from harm, then in the absence of notice to the Certificate Registrar or the Owner Trustee that such Certificate has been acquired by a bona fide purchaser, the Owner Trustee shall execute on behalf of the Trust and the Owner Trustee or the Certificate Paying Agent, as the Trust's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

           3.06 Persons Deemed Certificateholders. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Enhancer, the Certificate Registrar or any Certificate Paying Agent may treat the Person in the name of which any Certificate is registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Trust, the Owner Trustee, the Enhancer, the Certificate Registrar or the Certificate Paying Agent shall be bound by any notice to the contrary.

           3.07 Maintenance of Office or Agency. The Owner Trustee, on behalf of the Trust, shall maintain in Minneapolis, Minnesota an office or offices or agency or agencies where the Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee initially designates the Corporate Trust Office of the Indenture Trustee as its office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor, the Certificateholders and the Enhancer of any change in the location of the Certificate Register or any such office or agency.

           3.08 Certificate Paying Agent.

                               (a) The Certificate Paying Agent shall make distributions to Certificateholders from the Trustee Collection Account on behalf of the Trust in accordance with the provisions of the Certificates and Section 5.01 from any payments remitted to the Certificate Paying Agent by the Indenture Trustee for distribution to Certificateholders. The Trust hereby appoints the Indenture Trustee as Certificate Paying Agent and the Indenture Trustee hereby accepts such appointment and further agrees that it will be bound by the provisions of this Agreement relating to the Certificate Paying Agent and shall:

                                         (i) hold all sums held by it for the payment of amounts due with respect to the Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                                         (ii) give the Owner Trustee and the Enhancer notice of any default by the Trust of which it has actual knowledge, or of the Indenture Trustee, in the making of any payment required to be made with respect to the Certificate;

                                         (iii) at any time during the continuance of any such default, upon the written request of the Owner Trustee, forthwith pay to the Owner Trustee on behalf of the Trust all sums so held in trust by such Certificate Paying Agent;

                                         (iv) immediately resign as Certificate Paying Agent and forthwith pay to the Owner Trustee on behalf of the Trust all sums held by it in trust for the payment of the Certificate, if at any time it ceases to meet the standards required to be met by the Certificate Paying Agent at the time of its appointment;

                                         (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Certificates of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

                                         (vi) deliver to the Owner Trustee a copy of the Report to Noteholders prepared with respect to each Payment Date pursuant to Section 4.01 of the Sale and Servicing Agreement.

                               (b) The Trust may revoke such power and remove the Certificate Paying Agent if the Owner Trustee determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Indenture Trustee shall be permitted to resign as Certificate Paying Agent upon 30 days written notice to the Owner Trustee and the Enhancer; provided, that the Indenture Trustee is also resigning as Paying Agent under the Indenture at such time. In the event that the Indenture Trustee shall no longer be the Certificate Paying Agent under this Agreement and Paying Agent under the Indenture, the Owner Trustee shall appoint a successor to act as Certificate Paying Agent, which shall be a bank or trust company and shall also be the successor Paying Agent under the Indenture. The Owner Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument to the effect set forth in this Section as it relates to the Certificate Paying Agent. The Certificate Paying Agent shall return all unclaimed funds to the Trust; and upon removal of a Certificate Paying Agent, such Certificate Paying Agent shall also return all funds in its possession to the Trust. The provisions of Sections 6.01, 6.03, 6.04 and 7.01 shall apply to the Certificate Paying Agent, to the extent applicable. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent, unless the context otherwise requires.

           3.09 Access to List of Certificateholders' Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Depositor, the Enhancer or the Owner Trustee, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Depositor or the Owner Trustee, a list, in such form as the Depositor, the Enhancer or the Owner Trustee, as the case may be, may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Trust, the Depositor, the Enhancer, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

           3.10 Rights of the Enhancer. Except to the extent otherwise provided in this Agreement, (i) the rights and benefits of the Enhancer in this Agreement relate only to the Senior Notes and the Mortgage Loans and (ii) all provisions in this Agreement referring to the consent or approval of the Enhancer or actions with respect to the Enhancer shall apply and be implemented only to the extent that such consent, approval or actions affect or concern the Senior Notes (or the Enhancer's obligations in respect thereof) or the Mortgage Loans. Notwithstanding any provision in this Agreement to the contrary, all rights and benefits of the Enhancer in this Agreement (including but not limited to consent rights, rights to notices and rights with respect to opinions) shall terminate upon the later of (a) the repayment in full of the Senior Notes and the payment to the Enhancer of any unpaid amounts owed to it under the Insurance Agreement with interest thereon at the Late Payment Rate as specified in the Insurance Agreement and (b) the termination of all of the Enhancer's obligations under the Policy.

           3.11 Tax Treatment. The Depositor and the Issuer acknowledge that the Certificates shall be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Non-Offered Subordinate Notes will qualify as the sole classes of equity of the Issuer and the Certificates will be treated as a noneconomic interest in the Issuer.

           Neither the Depositor nor the Issuer will take any position inconsistent with any such intention.

           3.12 Federal Income Tax Allocations. If Certificates and the Non-Offered Subordinate Notes are held by more than one Person and it is determined by the Master Servicer that the Issuer is properly treated as a partnership for federal income tax purposes, the net income of the Issuer for any month as determined for federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated among the Certificateholders and each holder of the Non-Offered Subordinate Notes, as of the first Record Date following the end of such month, in accordance with each such holder's Percentage Interest in the Non-Offered Subordinate Notes. Net losses of the Issuer, if any, for any month as determined for federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated among the Certificateholders as of the first Record Date following the end of such month in accordance with each such holder's Percentage Interest in the Non-Offered Subordinate Notes. The Owner Trustee, on behalf of the Depositor and at the direction of the Master Servicer, is authorized to modify the allocations in this paragraph if necessary or appropriate, for the allocations to fairly reflect the economic income, gain or loss to the holders of the Certificates and the Non-Offered Subordinate Notes or as otherwise required by the Code. The Owner Trustee shall give the Master Servicer prompt written notice of any such modification made by the Owner Trustee.

           3.13 Cooperation. The Owner Trustee shall cooperate in all respects with any reasonable request by the Enhancer for action to preserve or enforce the Enhancer's rights or interest under this Agreement or the Insurance Agreement, consistent with this Agreement and without limiting the rights of the Certificateholders as otherwise expressly set forth in this Agreement.

           3.14 Subordination. Except as otherwise provided in the Basic Documents, for so long as any Notes are outstanding or unpaid, the Certificateholders will generally be subordinated in right of payment, under the Certificates or otherwise, to payments to the Noteholders under, or otherwise related to, the Indenture. If an Event of Default has occurred and is continuing under the Indenture, the Certificates will be fully subordinated as set forth in the Basic Documents to obligations owing by the Trust to the Noteholders and the Enhancer under, or otherwise related to, the Indenture, and no distributions will be made on the Certificates until the Noteholders, the Indenture Trustee and the Enhancer have been irrevocably paid in full.

ARTICLE IV

AUTHORITY AND DUTIES OF OWNER TRUSTEE

           4.01 General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by such Basic Documents and any amendment or other agreement or instrument described herein, in each case, in such form as the Owner Trustee shall approve, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is hereby authorized to take all actions required of the Trust pursuant to the Basic Documents.

           4.02 General Duties. The Owner Trustee shall be responsible to administer the Trust pursuant to the terms of this Agreement and the Basic Documents to which the Trust is a party and in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement. The Owner Trustee hereby expressly agrees to execute and deliver any documents of the Issuer set forth in Sections 3.07, 3.10 and 10.01 of the Indenture.

           4.03 Action upon Instruction.

                               (a) Subject to this Article and in accordance with the terms of the other Basic Documents, the Certificateholders (with the consent of the Enhancer) and the Enhancer may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders (with the consent of the Enhancer) and the Enhancer pursuant to this Article.

                               (b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any other Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

                               (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other Basic Document, or in the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document, or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders and the Enhancer requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instructions received from Holders of Certificates (with the consent of the Enhancer) representing at least a majority of the aggregate Percentage Interest or the Enhancer, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or such shorter period as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Basic Documents as it shall deem to be in the best interests of the Certificateholders; and the Owner Trustee shall have no liability to any Person for such action or inaction.

           4.04 No Duties Except as Specified under Specified Documents or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except in accordance with (i) the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) the Basic Documents and (iii) any document or instruction delivered to the Owner Trustee pursuant to Section 4.03; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or Lien granted to it hereunder or to prepare or file any filing with the Securities and Exchange Commission for the Trust or to record this Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Trust Estate.

           4.05 Restrictions.

                               (a) The Owner Trustee shall not take any action that (i) is inconsistent with the purposes of the Trust set forth in Section 2.03 or (ii) to the actual knowledge of the Owner Trustee, would result in the Trust becoming taxable as a corporation for federal income tax purposes. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

                               (b) The Owner Trustee shall not convey or transfer any of the Trust's properties or assets, including those included in the Trust Estate, to any person unless (i) it shall have received an Opinion of Counsel to the effect that such transaction will not have any material adverse tax consequence to the Trust or any Certificateholder and (ii) such conveyance or transfer shall not violate the provisions of Section 3.16(b) of the Indenture.

           4.06 Prior Notice to Certificateholders and the Enhancer with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders and the Enhancer in writing of the proposed action and Holders of Certificates representing at least a majority of the aggregate Percentage Interest and the Enhancer shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

                               (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of cash distributions due and owing under the Mortgage Loans) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of cash distributions due and owing under the Mortgage Loans);

                               (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Statute);

                               (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

                               (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders; or

                               (e) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar or Certificate Paying Agent, or the consent to the assignment by the Note Registrar, the Paying Agent, the Indenture Trustee, the Certificate Registrar or the Certificate Paying Agent of its obligations under the Indenture or this Agreement, as applicable.

           4.07 Action by Certificateholders with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the written direction of Holders of Certificates representing at least a majority of the aggregate Percentage Interest of each Class of Certificates, and with the consent of the Enhancer, to (i) remove the Master Servicer under the Sale and Servicing Agreement pursuant to Sections 3.01(c), 6.02 or 7.01 thereof or (ii) except as expressly provided in the Basic Documents, sell the Mortgage Loans after the termination of the Indenture.

           4.08 Action with Respect to Bankruptcy. (a) The Trust shall not, without the prior written consent of the Owner Trustee, (i) institute any proceedings to adjudicate the Trust bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (iii) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy with respect to the Trust, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of its property, (v) make any assignment for the benefit of the Trust's creditors, (vi) cause the Trust to admit in writing its inability to pay its debts generally as they become due, or (vii) take any action in furtherance of any of the foregoing (any of the above foregoing actions, a "Bankruptcy Action"). In considering whether to give or withhold written consent to the Bankruptcy Action by the Trust, the Owner Trustee, with the consent of the Certificateholder (hereby given, which consent the Certificateholder believes to be in the best interests of the Certificateholder and the Trust), shall consider the interest of the Noteholders and the Enhancer in addition to the interests of the Trust and whether the Trust is insolvent. The Owner Trustee shall have no duty to give such written consent to Bankruptcy Action by the Trust if the Owner Trustee shall not have been furnished (at the expense of the Trust) or the Person that requested that such letter be furnished to the Owner Trustee) a letter from an independent accounting firm of national reputation stating that in the opinion of such firm the Trust is then insolvent. The Owner Trustee (as such and in its individual capacity) shall not be personally liable to any Person on account of the Owner Trustee's good faith reliance on the provisions of this Section 4.08 or in connection with the Owner Trustee's giving prior written consent to Bankruptcy Action by the Trust in accordance herewith, or withholding such consent, in good faith, and neither the Trust nor any Certificateholder nor the Enhancer nor any other Person shall have any claim for breach of fiduciary duty or otherwise against the Owner Trustee (as such and in its individual capacity) for giving or withholding its consent to any such Bankruptcy Action.

                               (b) The parties hereto stipulate and agree that no Certificateholder has power to commence any Bankruptcy Action on the part of the Trust or to direct the Owner Trustee to take any Bankruptcy Action on the part of the Trust.

                               (c) The provisions of this Section 4.08 shall not constitute an acknowledgment or admission by the Trust, the Owner Trustee, any Certificateholder or any creditor of the Trust that the Trust is eligible to be a debtor, under the United States Bankruptcy Code, 11 U.S.C.ss.ss.101 et seq., as amended.

           4.09 Restrictions on Certificateholders' Power. The Certificateholders and the Enhancer shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any other Basic Document or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

           4.10 Doing Business in Other Jurisdictions. Notwithstanding anything contained herein to the contrary, neither Wilmington Trust Company nor the Owner Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will, even after the appointment of a co-trustee or separate trustee in accordance with Section 9.05, (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of the State of Delaware becoming payable by Wilmington Trust Company, or (iii) subject Wilmington Trust Company to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by Wilmington Trust Company contemplated hereby.

           4.11 Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by Holders of Certificates representing at least a majority of the aggregate Percentage Interest of the Class specified, if any. Except as expressly provided herein, any written notice of the Certificateholders of a Class delivered pursuant to this Agreement shall be effective if signed by Certificateholders evidencing at least a majority of the aggregate Percentage Interest of such Class outstanding at the time of the delivery of such notice.

           4.12 Enhancer's Rights Regarding Actions, Proceedings or Investigations. Until all Senior Notes have been paid in full, all amounts owed to the Enhancer have been paid in full, the rights of the Enhancer in the Indenture have terminated and the Policy has been returned to the Enhancer for cancellation, the following provisions shall apply:

                               (a) Notwithstanding anything contained herein or in the other Basic Documents to the contrary, the Enhancer shall have the right to participate in, to direct the enforcement or defense of, and, at the Enhancer's sole option, to institute or assume the defense of, any action, proceeding or investigation that could adversely affect the Trust, the Trust Estate or the rights or obligations of the Enhancer hereunder or under the Policy or the Basic Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Master Servicers, the Trust or any affiliate thereof. Following notice to the Owner Trustee, the Enhancer shall have exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the Trust or the Trust Estate. All costs and expenses of the Enhancer in connection with such action, proceeding or investigation, including (without limitation) any judgment or settlement entered into affecting the Enhancer or the Enhancer's interests, shall be included in the amount to be reimbursed to the Enhancer.

                               (b) In connection with any action, proceeding or investigation that could adversely affect the Trust, the Trust Estate or the rights or obligations of the Enhancer hereunder or under the Policy or the Basic Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Master Servicer, the Trust or any affiliate thereof, the Owner Trustee, upon receipt of written notice, hereby agrees to cooperate with, and to take such action as directed by, the Enhancer, including(without limitation) entering into such agreements and settlements as the Enhancer shall direct, in its sole discretion, without the consent of any Certificateholder.

                               (c) To the extent that a responsible officer of the Owner Trustee has actual knowledge of such event, the Owner Trustee hereby agrees to provide to the Enhancer prompt written notice of any action, proceeding or investigation that names the Trust, the Trust Estate or the Owner Trustee as a party or that could adversely affect the Trust, the Trust Estate or the rights or obligations of the Enhancer hereunder or under the Policy or the Basic Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Master Servicers, the Seller, the Owner Trustee or any affiliate thereof.

                               (d) Notwithstanding anything contained herein or in any of the other Related Documents to the contrary, the Owner Trustee shall not, without the Enhancer's prior written consent or unless directed by the Enhancer, undertake or join any litigation or agree to any settlement of any action, proceeding or investigation affecting the Trust, the Trust Estate or the rights or obligations of the Enhancer hereunder or under the Policy or the Basic Documents.

                               (e) Each Certificateholder, by acceptance of its Certificate, and the Owner Trustee agree that Enhancer shall have such rights as set forth in this Section 4.12, which are in addition to any rights of the Enhancer pursuant to the other provision of the Basic Documents, that the rights set forth in this Section 4.12 may be exercised by the Enhancer, in it is sole discretion, without the need for the consent or approval of any Certificateholder or the Owner Trustee, notwithstanding any other provision contained herein or in any of the other Basic Documents, and that nothing contained in this Section 4.12 shall be deemed to be an obligation of the Enhancer to exercise any of the rights provided for herein.

                               (f) The Owner Trustee undertakes to perform or observe only such of the covenants and obligations of the Owner Trustee as are expressly set forth in this Agreement, and no implied covenants or obligations with respect to the Enhancer shall be read into this Agreement or the other Basic Document against the Owner Trustee. The Owner Trustee shall not be deemed to owe any fiduciary duty to the Enhancer, and shall not be liable in any event to the Enhancer as a result of the performance of its express obligations under this Agreement. The Owner Trustee shall not be obligated to take any action at the request or direction of the Enhancer unless the Owner Trustee is furnished with security or indemnification satisfactory to it against any loss, liability or expense in connection therewith.

                               (g) Notwithstanding anything to the contrary herein or in any other document, the Owner Trustee shall not be required to execute, deliver or certify on behalf of the Trust, the Master Servicer, the Depositor or any other Person any filings, certificates, affidavits or other instruments required by the SEC or required under the Sarbanes-Oxley Act of 2002. Notwithstanding any Person's right to instruct the Owner Trustee, neither the Owner Trustee nor any agent, employee, director or officer of the Owner Trustee shall have any obligation to execute any certificates or other documents required by the SEC or required pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated thereunder, and the refusal to comply with any such instructions shall not constitute a default or breach under this Agreement or any other document in connection herewith.

ARTICLE V

APPLICATION OF TRUST ESTATE

           5.01 Distributions.

                               (a) On each Payment Date, the Certificate Paying Agent shall distribute to the Certificateholders all funds, if any, on deposit in the Trustee Collection Account for distribution to the Certificateholders as a result of the application of Section 3.05 of the Indenture. Any distributions made pursuant to this Section to any Class of Certificates shall be distributed to the Certificateholders of such Class pro rata based upon the respective Percentage Interests thereof.

                               (b) In the event that any withholding tax is imposed on distributions (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to such Certificateholder in accordance with this Section. The Certificate Paying Agent is hereby authorized and directed to retain or cause to be retained from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust; provided, that such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate Proceedings and withholding payment thereof, if permitted by law, pending the outcome of such Proceedings. The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Certificate Paying Agent and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Certificate Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph.

                               (c) Distributions to Certificateholders shall be subordinated to the creditors of the Trust, including the Noteholders and the Enhancer to the extent set forth in the Basic Documents.

           5.02 Method of Payment. Subject to Section 8.01(b), distributions required to be made to Certificateholders on any Payment Date as provided in Section 5.01 shall be made to each Certificateholder of record on the preceding Record Date either by, in the case of any Holder of a Certificate having a Percentage Interest of at least 20%, wire transfer, in immediately available funds, to the account of such Certificateholders at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check mailed to such Certificateholder at the address thereof appearing in the Certificate Register.

           5.03 Signature on Returns. The Master Servicer, as agent of the tax matters partner of the Trust (the "Tax Matters Person"), shall sign on behalf of the Trust the tax returns of the Trust.

           5.04 Statements to Certificateholders. On each Payment Date (or promptly after receipt if not received prior to the Payment Date), the Certificate Paying Agent shall make available to each Certificateholder the statement or statements provided to the Owner Trustee and the Certificate Paying Agent pursuant to Section 4.01 of the Sale and Servicing Agreement with respect to such Payment Date.

           5.05 Tax Reporting; Tax Elections. The Administrator hereby undertakes to (i) prepare and deliver to the holders of the Certificates and the Non-Offered Subordinate Notes within 90 days after the expiration of each fiscal year of the Trust, all information returns required by the Code and information available to the Administrator with respect to the Trust necessary for the preparation of such holders' federal income tax returns, (ii) prepare all income tax returns of the Trust in all jurisdictions where in its judgment such filings are required or where it is directed by the Trust to file such income tax returns and (iii) deliver such returns to the Owner Trustee not less than one week prior to their due date in order for such returns to be timely filed. Pursuant to Treasury Regulation 301.7701-2(c)(2), the Administrator does not intend to file any income tax returns of the Trust as long as there is a single owner of the Non-Offered Subordinate Notes. If partnership tax returns are required to be filed, the Administrator shall not be required to compute the Issuer's gross income except to the extent that it can do so without unreasonable effort based upon income statements furnished to it. It is the intention of the parties that no portion of the Trust be treated as a partnership for tax purposes unless there is more than one holder of the Non-Offered Subordinate Notes. The Administrator shall not be required to prepare any partnership tax returns unless it receives an opinion of counsel that such returns are required by applicable laws, rule or regulations to be filed.

           The Administrator shall (i) act on behalf of the Trust in relation to any tax matter or controversy involving the Trust and (ii) represent the Trust in any Proceeding relating to tax examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including attorneys' and accountants' fees, the costs of any such Proceeding and any liability resulting therefrom shall be expenses of the Trust, and the Administrator shall be entitled to reimbursement therefor from the Master Servicer out of amounts attributable to the Mortgage Loans on deposit in the Collection Account as provided by Section 3.04 of the Sale and Servicing Agreement, unless such legal expenses and costs are incurred by reason of the Administrator's willful misfeasance, bad faith or gross negligence.

ARTICLE VI

CONCERNING THE OWNER TRUSTEE

           6.01 Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts pursuant to the terms of this Agreement. The Owner Trustee and the Certificate Paying Agent also agree to disburse all moneys actually received by them constituting part of the Trust Estate pursuant to the terms of this Agreement and the other Basic Documents. The Owner Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstance, except (i) for its own willful misconduct, gross negligence, bad faith or grossly negligent failure to act or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.03 expressly made by the Owner Trustee. In particular, without limitation and subject to the exceptions set forth in the preceding sentence:

                               (a) no provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights, duties or powers hereunder or under any other Basic Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                               (b) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any Basic Document, including the principal of and interest on the Notes;

                               (c) the Owner Trustee shall not be responsible for the validity or sufficiency of this Agreement, for the due execution hereof by the Depositor, for the form, character, genuineness, sufficiency, value or validity of the Trust Estate or for the validity or sufficiency of other Basic Documents, the Notes or the Certificates (other than its certificate of authentication on the Certificate), and the Owner Trustee shall not assume or incur any liability, duty or obligation to any Noteholder or Certificateholder, other than as expressly provided for herein or in the other Basic Documents;

                               (d) the execution, delivery, authentication and performance by the Owner Trustee of this Agreement will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with or the taking of any other action with respect to, any governmental authority or agency;

                               (e) the Owner Trustee shall not be liable for the default or misconduct of the Depositor, the Indenture Trustee, the Administrator, the Enhancer or the Master Servicer under any Basic Document or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Indenture Trustee under the Indenture, the Seller or the Purchaser under the Mortgage Loan Purchase and Servicing Agreement, the Administrator or the Master Servicer under the Administration Agreement, or the Master Servicer or the Depositor under the Sale and Servicing Agreement;

                               (f) the Owner Trustee shall be under no obligation to exercise any right or power vested in it or duty imposed upon it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of any Certificateholder or the Enhancer, unless such Certificateholder or the Enhancer shall have offered the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence, bad faith or willful misconduct in the performance of any such act; and

                               (g) In no event shall the Owner Trustee be liable for any act or omission taken in accordance with the direction of the Certificateholders or the Enhancer pursuant to this Agreement.

           6.02 Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholders promptly upon receipt of a written reasonable request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trust under the Basic Documents.

           6.03 Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, and to the Enhancer that:

                               (a) it is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

                               (b) it has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf;

                               (c) neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound;

                               (d) this Agreement, assuming due authorization, execution and delivery by the Owner Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Owner Trustee, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a Proceeding in equity or at law;

                               (e) the Owner Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Owner Trustee or its properties or might have consequences that would materially adversely affect its performance hereunder; and

                               (f) no litigation is pending or, to the best of the Owner Trustee's knowledge, threatened against the Owner Trustee that would prohibit its entering into this Agreement or performing its obligations under this Agreement.

           6.04 Reliance; Advice of Counsel.

                               (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                               (b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Owner Trustee may (i) act directly or through its agents, attorneys, custodians or nominees (including persons acting under a power of attorney) pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees (including persons acting under a power of attorney) if such persons have been selected by the Owner Trustee with reasonable care, and (ii) consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it at the expense of the Trust. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any other Basic Document.

           6.05 Not Acting in Individual Capacity. Except as provided in this Article, in accepting the trusts hereby created, Wilmington Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity; and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

           6.06 Owner Trustee Not Liable for Certificates or Related Documents. The recitals contained herein and in the Certificates (other than the signature of the Owner Trustee on the Certificate) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representation as to the validity or sufficiency of this Agreement, any other Basic Document or the Certificates (other than the signature of the Owner Trustee on the Certificate) or the Notes. The Owner Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including the compliance by any Person with any warranty or representation made under any Basic Document or in any related document, the accuracy of any such warranty or representation or any action of the Certificate Paying Agent, the Certificate Registrar or the Indenture Trustee taken in the name of the Owner Trustee.

           6.07 Owner Trustee May Own Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of the Certificates or Notes and may deal with the Depositor, the Certificate Paying Agent, the Certificate Registrar, the Paying Agent, the Master Servicer and the Indenture Trustee in transactions with the same rights as it would have if it were not Owner Trustee.

ARTICLE VII

COMPENSATION OF OWNER TRUSTEE

           7.01 Owner Trustee's Fees and Expense. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof (such fees not to be paid out of the Trust Estate), and the Owner Trustee shall be reimbursed for its reasonable expenses hereunder and under the other Basic Documents, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may reasonably employ in connection with the exercise and performance of its rights and its duties hereunder and under the other Basic Documents, which shall be payable as separately agreed upon on or before the date hereof (but such fees shall not be payable out of the Trust Estate).

           7.02 Indemnification. The holders of a majority of the Percentage Interests of the Certificates (collectively, the "Indemnifying Party") shall indemnify, defend and hold harmless the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") that may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder; provided, that:

                               (a) No Indemnifying Party shall be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from the Owner Trustee's willful misconduct, gross negligence or bad faith, or as a result of any inaccuracy of a representation or warranty contained in Section 6.03 expressly made by the Owner Trustee in its individual capacity;

                               (b) with respect to any such claim, the Indemnified Party shall have given the Indemnifying Party written notice thereof promptly after the Indemnified Party shall have actual knowledge thereof;

                               (c) while maintaining control over its own defense, the Indemnifying Party shall consult with the Indemnified Party in preparing such defense; and

                               (d) notwithstanding anything in this Agreement to the contrary, the Indemnifying Party shall not be liable for settlement of any claim by an Indemnified Party entered into without the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any Proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel, if other than the legal counsel retained by the Owner Trustee in connection with the execution and delivery of this Agreement, shall be subject to the approval of the Indemnifying Party, which approval shall not be unreasonably withheld. In addition, upon written notice to the Owner Trustee and, with the consent of the Owner Trustee, which consent shall not be unreasonably withheld, the Indemnifying Party has the right to assume the defense of any Proceeding against the Owner Trustee; provided, however, that the Indemnifying Party shall not be entitled to control the defense of any such claim if such claim involves a possible imposition of criminal liability or penalty or a material civil penalty on such Indemnified Party, a conflict of interest between such Indemnified party and the Indemnifying Party or another indemnitee or the granting of material injunctive relief against such indemnitee, and the Indemnified Party informs the Indemnifying Party that it desires to be represented by separate counsel, in which case the reasonable fees and expenses of such separate counsel shall be borne by Indemnifying Party.

ARTICLE VIII

TERMINATION OF TRUST AGREEMENT

           8.01 Termination of Trust Agreement.

                               (a) This Agreement (other than this Article) and the Trust shall terminate and be of no further force or effect upon the final distribution of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture and this Agreement and after all amounts due and owing to the Enhancer under the Insurance Agreement have been paid. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholders' legal representatives or heirs to claim an accounting or to pursue any Proceeding for a partition or winding up of all or any part of the Trust or the Trust Estate or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto. Notwithstanding any other provision of this Agreement, in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

                               (b) Notice of any termination of the Trust, specifying the Payment Date upon which the Certificateholders shall surrender their Certificates to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given by the Certificate Paying Agent by letter to the Certificateholders and the Enhancer mailed within five Business Days of receipt of notice of such termination from the Owner Trustee, stating (i) the Payment Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Paying Agent therein specified. The Certificate Paying Agent shall give such notice to the Owner Trustee and the Certificate Registrar at the time such notice is given to the Certificateholders. Upon presentation and surrender of the Certificate, the Certificate Paying Agent shall cause to be distributed to the Certificateholders the amounts distributable on such Payment Date pursuant to Section 5.01.

           In the event that all of the Certificateholders shall not have surrendered their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Certificate Paying Agent shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. Subject to applicable laws with respect to escheat of funds, if within one year following the Payment Date on which final payment of the Certificates was to have been made pursuant to Section 5.01, the Certificates shall not have been surrendered for cancellation, the Certificate Paying Agent may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the Certificateholder concerning surrender of the Certificate, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trustee Collection Account after exhaustion of such remedies and the payment of all amounts due the Noteholders shall be distributed by the Certificate Paying Agent to the Certificateholder of the majority of the Percentage Interest of the Certificates of the Class with respect to which such amounts are due.

                               (c) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810(d) of the Statutory Trust Statute.

ARTICLE IX

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

           9.01 Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times (i) be a corporation satisfying the provisions of Section 3807(a) of the Statutory Trust Statute, (ii) be authorized to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $50,000,000, (iv) be subject to supervision or examination by federal or state authorities and (v) have (or have a parent that has) long-term debt obligations rated at least "A" by Moody's, Standard & Poor's or Fitch, if rated by Fitch. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.02.

           9.02 Replacement of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days prior written notice thereof to the Enhancer, the Indenture Trustee and the Depositor. Upon receiving such notice of resignation, the Indenture Trustee shall promptly appoint a successor Owner Trustee with the consent of the Enhancer, which consent shall not be unreasonably withheld, by written instrument in duplicate, one copy of which shall be delivered to each of the resigning Owner Trustee and the successor Owner Trustee (with a copy to the Enhancer). If no successor Owner Trustee shall have been so appointed and shall have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee acceptable to the Enhancer.

           If at any time (i) the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.01 and shall fail to resign after written request therefor of the Indenture Trustee, (ii) the Owner Trustee shall be legally unable to act, (iii) the Owner Trustee shall be adjudged bankrupt or insolvent, (iv) a receiver of the Owner Trustee or of its property shall be appointed or (v) any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; then, in each case, the Indenture Trustee may, and, at the direction of the Enhancer, shall, remove the Owner Trustee. If the Indenture Trustee shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Indenture Trustee shall promptly appoint a successor Owner Trustee acceptable to the Enhancer by written instrument in duplicate, one copy of which shall be delivered to each of the outgoing Owner Trustee and the successor Owner Trustee (with a copy to the Enhancer). If the Indenture Trustee is unable to appoint a successor Owner Trustee within 60 days after any such direction, the Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee acceptable to the Enhancer.

           Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to this Section shall not become effective until acceptance of appointment by such successor Owner Trustee acceptable to the Enhancer pursuant to Section 9.03.

           9.03 Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 9.02 shall execute, acknowledge and deliver to the Indenture Trustee, its predecessor Owner Trustee and to the Enhancer an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall deliver to the successor Owner Trustee all documents and monies held by it under this Agreement; and such predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

           No successor Owner Trustee shall accept appointment as provided in this Section, unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.01.

           Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Indenture Trustee shall mail notice thereof to the Certificateholders and the Noteholders, the Rating Agencies and the Enhancer. If the Indenture Trustee shall fail to mail such notice within 10 days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Indenture Trustee.

           9.04 Merger or Consolidation of Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any party hereto, anything herein to the contrary notwithstanding; provided, that such Person shall be eligible pursuant to Section 9.01; and provided further, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies and the Enhancer.

           9.05 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Owner Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Owner Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 9.01, and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.03.

           Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                               (a) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                               (b) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                               (c) the Owner Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

           Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all provisions of this Agreement, including every provision relating to the conduct or affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee.

           Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, then all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

ARTICLE X

MISCELLANEOUS

           10.01 Amendments.

                               (a) Subject to Section 2.11(c), this Agreement may be amended from time to time by the parties hereto with the consent of the Enhancer (i) to cure any ambiguity, correct any mistake or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement, add any provision that provides additional rights to the Certificateholders, deal with any matter not covered in this Agreement (i.e., to give effect to the intent of the parties), or ensure that the Trust and any portion thereof is not classified as an association (or a publicly traded partnership) taxable as a corporation or as a taxable mortgage pool for federal income tax purposes; provided, that (A) (i) such amendment will not, in the good faith judgment of the parties thereto, materially and adversely affect the interest of any Certificateholder or Noteholder, and (ii) an Opinion of Counsel is delivered to the Owner Trustee and the Enhancer to the effect that such amendment will not materially and adversely affect the interest of any Certificateholder or Noteholder and will not cause the Trust or any portion thereof to be treated for federal income tax purposes as a corporation, a taxable mortgage pool or a publicly traded partnership that is treated as a corporation or (B) to the extent affected thereby, with the consent of the Holders of Notes evidencing not less than a majority of the Note Balance of the Notes and, to the extent affected thereby, the consent of the Holders of Certificates evidencing not less than a majority of the Percentage Interests of the Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Mortgage Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders without the consent of the Holders of each outstanding Note or Certificate affected thereby and the Enhancer, or (b) reduce the aforesaid percentage of the Note Balance of the Notes and the Percentage Interests of the Certificates required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes, the Holders of all outstanding Certificates and the Enhancer.

                               (b) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, any Noteholder affected thereby, the Indenture Trustee, the Enhancer and each of the Rating Agencies. It shall not be necessary for the consent of the Certificateholder or Noteholder pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Certificateholder or Noteholder provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by the Certificateholder or Noteholder shall be subject to such reasonable requirements as the Owner Trustee may prescribe from time to time.

                               (c) In connection with the execution of any amendment to any agreement (other than this Agreement) to which the Trust may be a party, the Owner Trustee and the Enhancer shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the documents subject to such amendment and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Trust or the Owner Trustee, as the case may be, have been satisfied.

                               Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

           10.02 No Legal Title to Trust Estate. The Certificateholders shall not have legal title to any part of the Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial interest therein only in accordance with Articles V and VIII. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder, or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

           10.03 Limitations on Rights of Others. Subject to Sections 10.07 and 10.14, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Certificateholders, the Enhancer and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in or to the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

           10.04 Notices.

                               (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing, deemed to have been given upon receipt and addressed to: if to (i) the Owner Trustee, its Corporate Trust Office; (ii) the Depositor, to 383 Madison Avenue, 10th Floor, New York, New York 10179, Attention: Asset Backed Securities Group; (iii) Moody's, to 99 Church Street, 4th Floor, New York, New York 10001, Attention: Home Mortgage Loan Monitoring Group; (iv) Standard & Poor's, to 55 Water Street, New York, New York 10041, Attention: Structured Finance Department MBS, (v) the Master Servicer, to Irwin Union Bank and Trust Company, 500 Washington Street, Columbus, Indiana 47201, Attention: Ellen Mufson, Esq. and Gloria Curry (with a copy to Edwin Corbin, Mary Rottman and Gary Iorfido, Esq. at Irwin Home Equity Corporation, 12677 Alcosta Blvd., Suite 500, San Ramon, California 94583), (vi) the Enhancer, to Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention: Risk Management, Consumer Asset-Backed Securities, or (vii) as to each of the foregoing Persons, at such other address as shall be designated by such Person in a written notice to each of the other foregoing Persons.

                               (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any such notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

                               (c) A copy of any notice delivered to the Owner Trustee or the Issuer shall also be delivered to the Depositor, the Master Servicer, the Enhancer and the Indenture Trustee.

           10.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement (including any amendment hereto) shall be for any reason whatsoever held invalid or unenforceable, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement, as the same may be amended, and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or any amendment hereto or any Certificate, or the rights of any Certificateholder.

           10.06 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

           10.07 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the parties hereto, the Enhancer, the Certificateholders and their respective permitted successors and assigns. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

           10.08 No Petition. The Owner Trustee, by entering into this Agreement, and each Certificateholder, by its acceptance of a Certificate, hereby covenants and agrees that they will not at any time institute against the Depositor or the Trust, or join in the institution against the Depositor or the Trust of, any Proceeding under or in relation to any federal or state bankruptcy or similar law in connection with any obligations with respect to the Certificate, the Notes, this Agreement or any other Basic Document.

           10.09 No Recourse. Each Certificateholder, by its acceptance of a Certificate, acknowledges that such Certificate represents a beneficial interest in the Trust only, and does not represent an interest in or obligation of the Depositor, the Owner Trustee, the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such Persons or their assets except as may be expressly set forth or contemplated in the Certificate, this Agreement or the other Basic Documents.

           10.10 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any term or provision hereof.

           10.11 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           10.12 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof, and supersedes all prior agreements and understanding pertaining thereto.

           10.13 Certificates Nonassessable. The interests represented by the Certificates shall be nonassessable for any loss of the Trust or for any reason whatsoever.

           10.14 Rights of Enhancer to Exercise Rights of Certificateholders. By accepting its Certificate, each Certificateholder agrees that unless an Enhancer Default exists, the Enhancer shall have the right to exercise all rights of the Certificateholders under this Agreement without any further consent of the Certificateholders. Nothing in this Section or Sections 4.08 or 4.12, however, shall alter or modify in any way, the fiduciary obligations of the Owner Trustee to the Certificateholders pursuant to this Agreement, or create any fiduciary obligation of the Owner Trustee to the Enhancer. The Enhancer shall be an express third party beneficiary of this Agreement.

*          *          *

           IN WITNESS WHEREOF, the Depositor and the Owner Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

BEAR STEARNS ASSET BACKED
  SECURITIES, INC.,
  as Depositor

By:
       Name:
       Title:

WILMINGTON TRUST COMPANY,
  not in its individual capacity but solely as
  Owner Trustee, except with respect to the
  representations and warranties contained in
  Section 6.03

By:
       Name:
       Title:

Acknowledged and Agreed:

WELLS FARGO BANK MINNESOTA,
  NATIONAL ASSOCIATION,
  as Indenture Trustee, Certificate Registrar
  and Certificate Paying Agent

By:
       Name:
       Title:

EXHIBIT A

FORM OF CERTIFICATE

           THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE NOTES, AS DESCRIBED IN THE INDENTURE AND THE TRUST AGREEMENT.

           THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT UPON SATISFACTION OF THE CONDITIONS IN SECTION 3.04 OF THE TRUST AGREEMENT. THIS CERTIFICATE IS ISSUED IN THE PERCENTAGE INTEREST SET FORTH BELOW.

           THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO THE SECURITIES ACT AND SUCH STATE LAWS, OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE LAWS AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.04 OF THE TRUST AGREEMENT.

           NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE PROHIBITED TRANSACTION RESTRICTIONS AND THE FIDUCIARY RESPONSIBILITY REQUIREMENTS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR SUBSTANTIALLY SIMILAR RULES UNDER STATE, LOCAL OR FEDERAL LAW ("SIMILAR LAW"), ANY PERSON ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF ANY SUCH PLAN OR ANY PERSON USING "PLAN ASSETS" WITHIN THE MEANING OF THE DEPARTMENT OF LABOR REGULATION AT 29 C.F.R. § 2510.3-101 TO ACQUIRE THIS CERTIFICATE (COLLECTIVELY A "PLAN INVESTOR"), OR (II) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN INVESTOR, AN OPINION OF COUNSEL, OR A CERTIFICATION IN THE FORM OF EXHIBIT G TO THE TRUST AGREEMENT IN LIEU OF SUCH OPINION OF COUNSEL, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) AND WILL NOT SUBJECT THE DEPOSITOR, THE ISSUER, THE OWNER TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE TRUST AGREEMENT.

           THE TRANSFEREE OF THIS CERTIFICATE SHALL BE SUBJECT TO FEDERAL WITHHOLDING TAX UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED A CERTIFICATE OF NON-FOREIGN STATUS CERTIFYING AS TO THE TRANSFEREE'S STATUS AS A UNITED STATES PERSON UNDER UNITED STATES TAX LAW.

           THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE ISSUER, THE MASTER SERVICER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE TRUST AGREEMENT OR THE OTHER BASIC DOCUMENTS.

           No. C-1

First Payment Date: April 25, 2003	Percentage Interest: ___%

HOME EQUITY LOAN-BACKED CERTIFICATE, SERIES 2003-B

evidencing a fractional undivided interest in Irwin Whole Loan Home Equity Trust 2003-B (the "Issuer"), the property of which consists primarily of the Mortgage Loans.

           This Certificate is payable solely from the Trust Estate, and does not represent an obligation of or interest in the Depositor, the Issuer, the Enhancer, the Owner Trustee, the Indenture Trustee, the Master Servicer or any of their respective Affiliates. This Certificate is not guaranteed or insured by any governmental agency or instrumentality or by the Depositor, the Issuer, the Enhancer, the Owner Trustee, the Indenture Trustee, the Master Servicer or any of their respective Affiliates. None of the Depositor, the Issuer, the Enhancer, the Owner Trustee, the Indenture Trustee, the Master Servicer or any of their respective Affiliates will have any obligation with respect to any Certificate or other obligation secured by or payable from payments on the Certificate.

           This certifies that _____________________ is the registered owner of this Certificate and in certain distributions with respect to the Trust Estate, which consists primarily of the Mortgage Loans. The Trust is governed by a trust agreement dated as of February 28, 2003 (the "Trust Agreement"), between the Depositor and Wilmington Trust Company, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the indenture dated as of February 28, 2003 (the "Indenture"), between the Trust and the Indenture Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Certificateholder is bound.

           Pursuant to the terms of the Trust Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the immediately succeeding Business Day (each, a "Payment Date"), commencing in April 2003, to the Person in the name of which this Certificate is registered at the close of business on the last day (or if such day is not a Business Day, the immediately preceding Business Day) of the month immediately preceding the month of such distribution (each, a "Record Date") in an amount equal to the pro rata portion evidenced by this Certificate (based on the Percentage Interest stated on the face hereon), of the amount, if any, required to be distributed to the Certificateholders on such Payment Date. Distributions on this Certificate will be made as provided in the Trust Agreement by the Certificate Paying Agent by wire transfer or check mailed to the Certificateholders of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon.

           Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained by the Certificate Registrar for such purpose in Minneapolis, Minnesota.

           No transfer of this Certificate may be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws, or is made in accordance with the Securities Act and such state laws. In the event such a transfer is to be made, (i) the Certificate Registrar or the Issuer may require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Certificate Registrar and the Issuer that such transfer is exempt from (describing the applicable exemption and the basis therefor) or is being made pursuant to the registration requirements of the Securities Act and any applicable state securities laws, (ii) the transferee shall execute an investment letter in the form described in the Trust Agreement and (iii) the Certificate Registrar shall require the transferee to execute an investment letter and a Certificate of Non-Foreign Status in the form described by the Trust Agreement (or if a Certificate of Non-Foreign Status is not provided, an Opinion of Counsel as described in the Trust Agreement), which investment letter and certificate or Opinion of Counsel shall not be an expense of the Depositor, the Trust, the Owner Trustee or the Certificate Registrar. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Depositor, the Trust, the Owner Trustee and the Certificate Registrar against any liability that may result if such transfer is not so exempt or is not made in accordance with such federal and state laws. In connection with any such transfer, the Certificate Registrar (unless otherwise directed by the Issuer) will also require either (i) a representation letter, in the form as described by the Trust Agreement, stating that the related transferee is not an employee benefit or other plan subject to the prohibited transaction restrictions or the fiduciary responsibility requirements of ERISA, Section 4975 of the Code or substantially similar rules of state, local or federal law ("Similar Law") (any of the foregoing, a "Plan"), any Person acting, directly or indirectly, on behalf of any such Plan or any person using the "plan assets" within the meaning of the Department of Labor regulations at 29 C.F.R. § 2510.3-101, to effect such acquisition (each, a "Plan Investor") or (ii) if such transferee is a Plan Investor, an Opinion of Counsel acceptable to and in form and substance satisfactory to the Depositor, the Owner Trustee and the Certificate Registrar, or a certification in the form of Exhibit G to the Trust Agreement, to the effect that the purchase and holding of the related Certificate is permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or Similar Law (or comparable provisions of any subsequent enactments) and will not subject the Depositor, the Issuer, the Owner Trustee or the Certificate Registrar to any obligation or liability in addition to those undertaken in the Trust Agreement.

           Each Certificateholder, by its acceptance of a Certificate, agrees that it will look solely to funds on deposit in the Trustee Collection Account that have been released from the Lien of the Indenture for payment hereunder, and that the Owner Trustee in its individual capacity is not personally liable to any Certificateholder for any amount payable under any Certificate or the Trust Agreement or, except as expressly provided in the Trust Agreement, subject to any liability under the Trust Agreement.

           The Holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders and the Enhancer as described in the Indenture.

           Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement or any other Basic Document.

           Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that it will treat the Non-Offered Subordinate Notes, as representing the sole classes of equity of the Issuer, and the Certificates, as representing a noneconomic interest in the Issuer, for federal, state and local income, single business and franchise tax purposes.

           The Trust Agreement permits the amendment thereof from time to time in accordance with Section 10.01 of the Trust Agreement.

           As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained in Minneapolis, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing a like aggregate Percentage Interest will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is the Indenture Trustee.

           Except as provided in the Trust Agreement, the Certificates are issuable only in minimum denominations of a 5.0000% Percentage Interest and in integral multiples of a 5.0000% Percentage Interest in excess thereof. As provided in the Trust Agreement and subject to certain limitations set forth therein, the Certificates are exchangeable for new Certificates of authorized denominations, as requested by the Certificateholder surrendering the same. This Certificate is issued in the Percentage Interest set forth above.

           No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

           The Owner Trustee, the Certificate Paying Agent, the Certificate Registrar and any agent of the foregoing may treat the Person in the name of which this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Paying Agent, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

           This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

           The Trust Agreement (other than Article VIII thereof) and the Trust shall terminate and be of no further force or effect upon the final distribution of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture and the Trust Agreement and after the Enhancer has been paid all amounts due and owing to it under the Insurance Agreement. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (i) operate to terminate the Trust Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to pursue any Proceeding for a partition or winding up of all or any part of the Trust or the Trust Estate or (iii) otherwise affect the rights, obligations and liabilities of the parties thereto. Notwithstanding any other provision of the Trust Agreement, in no event will the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date of the Trust Agreement.

           Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, or an authenticating agent by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

IRWIN WHOLE LOAN HOME EQUITY TRUST 2003-B By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

Dated:	By: Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

WILMINGTON TRUST COMPANY,
not in its individual capacity
but solely as Owner Trustee

By:
Authorized Signatory

By:
  as Authenticating Agent of the Trust

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

          to transfer such Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

_______________________________*/
Signature Guaranteed:

_______________________________*/

          *_/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for the information of the Certificate Paying Agent:

           Distribution shall be made by wire transfer in immediately available funds to _______ for the account of _________, account number ____________, or, if mailed by check, to _______________.

           Applicable statements should be mailed to _________________.

By: _______________________________ Signature of assignee or agent (for authorization of wire transfer only)

EXHIBIT B

CERTIFICATE OF TRUST

OF

IRWIN WHOLE LOAN HOME EQUITY TRUST 2003-B

          The undersigned, as trustee (the "Owner Trustee"), for the purpose of forming a statutory trust, pursuant to the provisions of the Delaware Statutory Trust Act, 12 Del. C.ss.3801 et seq., as amended, does hereby certify as follows:

1.	The name of the statutory trust hereby created (the "Trust") is Irwin Whole Loan Home Equity Trust 2003-B.

2.	The name and business address of the Owner Trustee in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

3.	This Certificate of Trust shall be effective March 11, 2003.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee By: ____________________________ Name: Title:

EXHIBIT C

FORM OF RULE 144A INVESTMENT REPRESENTATION

Description of Rule 144A Securities, including numbers:

_____ _____ _____

          The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

1.     In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "Securities Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the Securities Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

2.     The Buyer warrants and represents to, and covenants with, the Owner Trustee and the Depositor, in each case as defined in the trust agreement dated as of February 28, 2003 (the "Trust Agreement"), between Bear Stearns Asset Backed Securities, Inc., as Depositor, and Wilmington Trust Company, as Owner Trustee, as follows:

          (a) The Buyer understands that the Rule 144A Securities have not been registered under the Securities Act or the securities laws of any state.

          (b) The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

          (c) The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Indenture Trustee, the Owner Trustee or the Master Servicer.

          (d) Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

          (e) The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to which notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

3.     The Buyer represents that:

(i) either (a) or (b) is satisfied, as marked below:

           _____ a. The Buyer is not any employee benefit plan subject to the prohibited transaction restrictions and the fiduciary responsibility requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code") or substantially similar rules under state, local or federal law ("Similar Law"), a Person acting, directly or indirectly, on behalf of any such plan or any Person acquiring such Certificate with "plan assets" within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. § 2510.3-101; or

           _____ b..The Buyer will provide the Depositor, the Owner Trustee and the Certificate Registrar with either: (A) an opinion of counsel, satisfactory to the Depositor, the Owner Trustee and the Certificate Registrar, to the effect that the purchase and holding of a Certificate by or on behalf of the Buyer is permissible under applicable law, will not constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or Similar Law (or comparable provisions of any subsequent enactments) and will not subject the Depositor, the Owner Trustee or the Certificate Registrar to any obligation or liability (including liabilities under ERISA, Section 4975 of the Code or Similar Law) in addition to those undertaken in the Trust Agreement, which opinion of counsel shall not be an expense of the Depositor, the Owner Trustee or the Certificate Registrar; or (B) in lieu of such opinion of counsel, a certification in the form of Exhibit G to the Trust Agreement upon which the Depositor, the Owner Trustee and the Certificate Registrar may rely without further inquiry or investigation; and

(ii) the Buyer is familiar with the prohibited transaction restrictions and fiduciary responsibility requirements of ERISA, Section 4975 of the Code and Similar Law and understands that each of the parties to which this certification is made is relying and will continue to rely on the statements made in this paragraph.

4.     This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

          IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

__________________________________ Print Name of Seller By: ______________________________ Name: Title: Taxpayer Identification: No. ______________________________ Date: _____________________________	____________________________________
Print Name of Buyer

By:__________________________________
Name:
Title:

Taxpayer Identification:

No. _________________________________

Date: ________________________________

ANNEX 1 TO EXHIBIT C

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144

(For Buyers Other Than Registered Investment Companies)

          The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1.     As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.     In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $_________1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

1	Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

___	Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar statutory trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

___	Bank. The Buyer (i) is a national bank or banking institution organized under the laws of any state, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (ii) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___	Savings and Loan. The Buyer (i) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution that is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (ii) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

___	Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

___	Insurance Company. The Buyer is an insurance company the primary and predominant business activity of which is the writing of insurance or the reinsuring of risks underwritten by insurance companies and that is subject to supervision by the insurance commissioner or a similar official or agency of a state or territory or the District of Columbia.

___	State or Local Plan. The Buyer is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of such state or its political subdivisions, for the benefit of its employees.

___	ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

___	Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

___	SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

___	Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

___	Trust Fund. The Buyer is a trust fund the trustee of which is a bank or trust company and the participants of which are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of such state or its political subdivisions, for the benefit of its employees, [or Co)] employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3.     The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement or (vii) currency, interest rate and commodity swaps.

4.     For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.     The Buyer, acknowledges that it is familiar with Rule 144A and understands that the Seller and other parties related to the Rule 144A Securities are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

___ Yes	___ No	Will the Buyer be purchasing the Rule 144A Securities only for the Buyer's own account?

6.     If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

7.     The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

________________________________ Print Name of Buyer By:_____________________________ Name: Title: Date:__________

ANNEX 2 TO EXHIBIT C

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

For Buyers That Are Registered Investment Companies

          The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1.     As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.     In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

___ The Buyer owned $_____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___ The Buyer is part of a Family of Investment Companies that owned in the aggregate $_____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.     The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority-owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.     The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

5.     The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

6.     The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

________________________________________
          Print Name of Buyer

By: ______________________________
       Name:
       Title:

IF AN ADVISER:

________________________________________
          Print Name of Buyer

By: ______________________________
       Name:
       Title:

Date: ____________________________

EXHIBIT D

FORM OF INVESTOR REPRESENTATION LETTER

_________, ____

Bear Stearns Asset Backed Securities, Inc.
383 Madison Avenue, 10th Floor
New York, NY 10179

Wells Fargo Bank Minnesota, National Association
as Certificate Registrar
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479

Attention: Corporate Trust Administration

Re:	Home Equity Loan Backed Certificate, Series 2003-B

Ladies and Gentlemen:

___________________ (the "Purchaser") intends to purchase from __________(the "Seller") a __% Percentage Interest of Home Equity Loan-Backed Certificates, Series 2003-B (the "Certificate"), issued pursuant to the trust agreement dated as of February 28, 2003 (the "Trust Agreement"), between Bear Stearns Asset Backed Securities, Inc., as depositor (the "Depositor") and Wilmington Trust Company, as owner trustee (the "Owner Trustee"), as acknowledged and agreed by Wells Fargo Bank Minnesota, National Association, as Certificate Registrar. All terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Issuer and the Certificate Registrar that:

1. The Purchaser understands that (a) the Certificate has not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Issuer is not required to so register or qualify the Certificate, (c) the Certificate may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Trust Agreement contains restrictions regarding the transfer of the Certificate and (e) the Certificate will bear a legend to the foregoing effect.

2. The Purchaser is acquiring the Certificate for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificate, such that it is capable of evaluating the merits and risks of investment in the Certificate, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501 (a) promulgated pursuant to the Act.

4. The Purchaser has been furnished with, and has had an opportunity to review (a) a copy of the Trust Agreement and (b) such other information concerning the Certificate, the Mortgage Loans and the Issuer as has been requested by the Purchaser from the Issuer or the Seller and is relevant to the Purchaser's decision to purchase the Certificate. The Purchaser has had any questions arising from such review answered by the Issuer or the Seller to the satisfaction of the Purchaser. If the Purchaser did not purchase the Certificate in connection with the initial distribution of the Certificate, the Purchaser acknowledges that the Issuer did not participate in or facilitate in any way the purchase of the Certificate by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Issuer with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with its purchase of Certificate.

5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any Certificate, except in compliance with the provisions of the Trust Agreement.

6. The Purchaser represents:

that either a. or b. is satisfied, as marked below:

___ a. The Purchaser is not any employee benefit plan subject to the prohibited transaction restrictions and the fiduciary responsibility requirement of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code") or substantially similar rules of state, local or federal law ("Similar Law"), a Person acting, directly or indirectly, on behalf of any such plan or any Person acquiring the Certificate with "plan assets" within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. § 2510.3-101; or

___ b. The Purchaser will provide the Depositor, the Owner Trustee, the Certificate Registrar with either: (i) an opinion of counsel, satisfactory to the Depositor, the Owner Trustee and the Certificate Registrar, to the effect that the purchase and holding of a Certificate by or on behalf of the Purchaser is permissible under applicable law, will not constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or Similar Law (or comparable provisions of any subsequent enactments) and will not subject the Depositor, the Owner Trustee or the Certificate Registrar to any obligation or liability (including liabilities under ERISA, Section 4975 of the Code or Similar Law) in addition to those undertaken in the Trust Agreement, which opinion of counsel shall not be an expense of the Depositor, the Owner Trustee or the Certificate Registrar, or (ii) in lieu of such opinion of counsel, a certification in the form of Exhibit G to the Trust Agreement upon which the Depositor, the Owner Trustee and the Certificate Registrar may rely without further inquiry or investigation; and

          the Purchaser is familiar with the prohibited transaction restrictions and fiduciary responsibility requirements of ERISA, Section 4975 of the Code and Similar Law and understands that each of the parties to which this certification is made is relying and will continue to rely on the statements made in this paragraph.

7. The Purchaser is not a non-United States person.

Very truly yours, By: _____________________ Name: Title:

EXHIBIT E

FORM OF TRANSFEROR REPRESENTATION LETTER

_________, ______

Bear Stearns Asset Backed Securities, Inc.
383 Madison Avenue, 10th Floor
New York, NY 10179

Wells Fargo Bank Minnesota, National Association
as Certificate Registrar
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479

Attention: Corporate Trust Administration

Re:	Home Equity Loan Backed Certificate, Series 2003-B

Ladies and Gentlemen:

           _______________ (the "Purchaser") intends to purchase from __________ (the "Seller") a __% Percentage Interest of Home Equity Loan-Backed Certificate, Series 2003-B (the "Certificate"), issued pursuant to the trust agreement dated as of February 28, 2003 (the "Trust Agreement"), between Bear Stearns Asset Backed Securities, Inc., as depositor (the "Depositor"), and Wilmington Trust Company, as owner trustee (the "Owner Trustee"), as acknowledged and agreed by Wells Fargo Bank Minnesota, National Association, as Certificate Registrar. All terms used herein and not otherwise defined shall have the meanings set forth in Appendix A to the indenture dated as of February 28, 2003 (the "Indenture"), between the Issuer and the Indenture Trustee. The Seller hereby certifies, represents and warrants to, and covenants with, the Issuer and the Certificate Registrar that:

           Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificate under the Securities Act of 1933, as amended (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any Certificate, except in compliance with the provisions of the Trust Agreement.

Very truly yours, By: ______________________________ (Seller) By: ______________________________ Name: Title:

EXHIBIT F

CERTIFICATE OF NON-FOREIGN STATUS

          This Certificate of Non-Foreign Status (the "Certificate") is delivered pursuant to Section 3.04 of the trust agreement dated as of February 28, 2003 (the "Trust Agreement"), between Bear Stearns Asset Backed Securities, Inc., as Depositor, and Wilmington Trust Company, as Owner Trustee, in connection with the acquisition of, transfer to or possession by the undersigned, whether as beneficial owner (the "Beneficial Owner"), or nominee on behalf of the Beneficial Owner of the Home Equity Loan-Backed Certificates, Series 2003-B (the "Certificate"). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture dated as of February 28, 2003 (the "Indenture"), between the Issuer and the Indenture Trustee.

          Each holder must complete Part I, Part II (if the holder is a nominee), and in all cases sign and otherwise complete Part III.

          In addition, each holder shall submit with this Certificate an IRS Form W-9 relating to such holder.

          To confirm to the Trust that the provisions of Sections 871, 881 or 1446 of the Internal Revenue Code (relating to withholding tax on foreign partners) do not apply in respect of the Certificate held by the undersigned, the undersigned hereby certifies:

Part I -	Complete Either A or B

A.	Individual as Beneficial Owner

          1. I am (The Beneficial Owner is) not a non-resident alien for purposes of U.S. income taxation;

          2. My (The Beneficial Owner's) name and home address are:

_____________________________ _____________________________; and

          3. My (The Beneficial Owner's) U.S. taxpayer identification number (Social Security Number) is ___________________.

B.	Corporate, Partnership or Other Entity as Beneficial Owner

          1. _________________ (Name of the Beneficial Owner) is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations;

          2. The Beneficial Owner's office address and place of incorporation (if applicable) is _____________; and

          3. The Beneficial Owner's U.S. employer identification number is ________________.

Part II -	Nominees

          If the undersigned is the nominee for the Beneficial Owner, the undersigned certifies that this Certificate has been made in reliance upon information contained in:

___ an IRS Form W-9 ___ a form such as this or substantially similar provided to the undersigned by an appropriate person and (i) the undersigned agrees to notify the Trust at least 30 days prior to the date that the form relied upon becomes obsolete, and (ii) in connection with change in Beneficial Owners, the undersigned agrees to submit a new Certificate to the Trust promptly after such change.

Part III -	Declaration

          The undersigned, as the Beneficial Owner or a nominee thereof, agrees to notify the Trust within 60 days of the date that the Beneficial Owner becomes a foreign person. The undersigned understands that this Certificate may be disclosed to the Internal Revenue Service by the Trust and any false statement contained therein could be punishable by fines, imprisonment or both.

           Under penalties of perjury, I declare that I have examined this Certificate and to the best of my knowledge and belief it is true, correct and complete and will further declare that I will inform the Trust of any change in the information provided above, and, if applicable, I further declare that I have the authority* to sign this document.

________________________________________ Name ________________________________________ Title (if applicable) ________________________________________ Signature and Date

*NOTE: If signed pursuant to a power of attorney, the power of attorney must accompany this Certificate.

EXHIBIT G

FORM OF ERISA REPRESENTATION LETTER

___________, ____

Bear Stearns Asset Backed Securities, Inc.
383 Madison Avenue, 10th Floor
New York, NY 10179

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890

Wells Fargo Bank Minnesota, National Association
as Certificate Registrar
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479

Re:	Bear Stearns Asset Backed Securities Inc. Home Equity Loan-Backed Certificate Series 2003-B

Dear Sirs:

           ____________ (the "Transferee") intends to acquire from ____________ (the "Seller") a __% Percentage Interest of Home Equity Loan-Backed Certificate, Series 2003-B (the "Certificate"), issued pursuant to a trust agreement dated as of February 28, 2003 (the "Trust Agreement"), between Bear Stearns Asset Backed Securities, Inc., as depositor (the "Depositor"), and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in Appendix A to the indenture dated as of February 28, 2003 (the "Indenture"), between the Issuer and the Indenture Trustee.

          The Transferee hereby certifies, represents and warrants to, and covenants with, the Depositor, the Owner Trustee and the Certificate Registrar that either:

          (a) The Certificate (i) is not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or substantially similar rules of state, local or federal law ("Similar Law") (any of the foregoing, a "Plan"), (ii) is not being acquired with "plan assets" within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R.ss.2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing plan assets within the meaning of the DOL regulation, 29 C.F.R.ss. 2510.3-101; or

          (b) The purchase of the Certificate is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA, Section 4975 of the Code or Similar Law, will not subject the Depositor, the Owner Trustee or the Certificate Registrar to any obligation in addition to those undertaken in the Trust Agreement and, the following statement is accurate with respect to the source of funds being used by the Transferee to acquire the Certificate (the "Source"):

(A) the Transferee is an insurance company and (B) the Source is an "insurance company general account," as such term is defined in the Department of Labor's Prohibited Transaction Class Exemption 95-60 (issued July 12, 1995) ("PTCE 95-60"), (C) the purchase and holding of the Certificate by the Transferee is exempt under PTCE 95-60, and (D) the purchase of the Certificate will not cause the assets of the Trust to constitute "plan assets" (within the meaning of the DOL regulation, 29 C.F.R.ss.2510.3-101) as a result of the satisfaction at all applicable times of the requirements of Section 401(c) of ERISA and the regulations promulgated thereunder.

          (c) The Transferee is familiar with the prohibited transaction restrictions and fiduciary responsibility requirements of ERISA, Section 4975 of the Code and Similar Law and understands that each of the parties to which this certification is made is relying and will continue to rely on the statements made herein.

Very truly yours, By: ________________________________________ Name: Title:

EXHIBIT H

FORM OF REPRESENTATION LETTER

___________, ____

Bear Stearns Asset Backed Securities, Inc.
383 Madison Avenue, 10th Floor
New York, NY 10179

Wilmington Trust Company,
as Owner Trustee
1100 North Market
Wilmington, Delaware 19890

Wells Fargo Bank Minnesota, National Association
as Certificate Registrar
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479

Re:	Bear Stearns Asset Backed Securities Inc. Home Equity Loan-Backed Certificate Series 2003-B

Dear Sirs:

           _____________ (the "Transferee") intends to acquire from ____________ (the "Seller") a __% Percentage Interest of Home Equity Loan-Backed Certificate, Series 2003-B (the "Certificate"), issued pursuant to a trust agreement dated as of February 28, 2003 (the "Trust Agreement"), between Bear Stearns Asset Backed Securities, Inc., as depositor (the "Depositor"), and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in Appendix A to the indenture dated as of February 28, 2003 (the "Indenture"), between the Issuer and the Indenture Trustee.

          The Transferee hereby certifies, represents and warrants to, and covenants with, the Depositor, the Owner Trustee and the Certificate Registrar that:

          (a) the Transferee is acquiring the Certificate for its own behalf and is not acting as agent or custodian for any other person or entity in connection with such acquisition;

          (b) the Transferee is not a partnership, grantor trust or S corporation for federal income tax purposes, or, if the Transferee is a partnership, grantor trust or S corporation for federal income tax purposes, the Certificate is not more than 50% of the assets of the partnership, grantor trust or S corporation;

          (c) the Transferee will not (x) incur indebtedness secured by the Certificates where payments on such indebtedness bear a relationship to payments on the Mortgage Loans within the meaning of Treasury Regulations Section 301.7701(i)-1(f) or (y) use a partnership, trust or other entity to indirectly achieve the result described in clause (x); and

          (d) the Transferee has been furnished with, and has had an opportunity to review a copy of the Trust Agreement. The Transferee agrees to be bound by the Trust Agreement, including, without limitation, Section 7.02 of the Trust Agreement.

Very truly yours, By: ______________________________ Name: Title: